Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Continental Airlines, Inc. and each related Prospectus of our reports dated February 22, 2006, with respect to the consolidated financial statements and schedule of Continental Airlines, Inc., Continental Airlines, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Continental Airlines, Inc., and our report dated February 24, 2006, with respect to the consolidated financial statements of ExpressJet Holdings, Inc., included or incorporated by reference in the Annual Report (Form 10-K) of Continental Airlines, Inc. for the year ended December 31, 2005.

Form Description

S-8 1997 Stock Incentive Plan (No. 333-23165)

S-8 1998 Stock Incentive Plan (No. 333-57297)

S-8 2000 Incentive Plan (No. 333-39762)

S-8 2004 Employee Stock Purchase Plan (No. 333-113444)

S-8 Supplemental Saving Plan for Management Pilots (No. 333-50938)

S-3 Registration Statement relating to Warrants, Class A Common Stock and Class B Common Stock and sales by certain Selling Security holders and the related Prospectus (No. 333-09739)

S-3 Registration Statement relating to $250,000,000 of the Company's Pass Through Certificates and the related Prospectus (No. 333-31285)

S-3 Registration Statement relating to $1,800,000,000 of the Company's Pass Through Certificates and the related Prospectus (No. 333-67886)

S-3 Registration Statement relating to $500,000,000 of the Company's Debt Securities (Debt Shelf) and the related Prospectus (No. 333-79827)

S-3 Registration Statement relating to $500,000,000 of the Company's Debt Securities, Class B Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Junior Subordinated Trust Debentures and Guarantee of Trust Preferred Securities and Trust Preferred Securities of Continental Airlines Finance Trust III (Universal Shelf) and the related Prospectus (No. 333-71906)

S-3 Registration Statement relating to $250,000,000 of Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II, and Convertible Junior Subordinated Debentures, a Preferred Securities Guarantee of the TIDES and Class B Common Stock of the Company (No. 333-55144)

S-3 Registration Statement relating to $175,000,000 of the Company's 5% Convertible Notes due 2023 (No. 333-108576)

S-8 2005 Broad Based Employee Stock Option Plan and 2005 Pilot Supplemental

Option Plan (No. 333-126891)

S-3 Registration Statement relating to $1 billion of the Company's Debt Securities,

Class B Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Subscription Rights and Pass Through Certificates, and the related Prospectus (No. 333-128289)

/s/ Ernst & Young, LLP

Houston, Texas
February 24, 2006